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                                                                      EXHIBIT 11
            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                   Three Months Ended            Nine Months Ended
                                                                      September 30,                September 30,
                                                                   1994          1993            1994         1993
                                                                 ---------   -----------      ---------     ---------
                                                                    (in thousands, except per share amounts)
 Primary Earnings Per Share
 --------------------------
     Income available to common shareholders:
     ----------------------------------------
     Income from continuing operations   . . . . . . . .         $  15,253   $     9,827      $  43,662     $  16,773
     Less:  Loss from discontinued operations  . . . . .                 -             -                      (17,585)
                                                                 ---------   -----------      ---------     ---------
     Net income (loss)   . . . . . . . . . . . . . . . .            15,253         9,827         43,662          (812)
     Less: Dividends on preferred stock  . . . . . . . .                 -          (325)                        (333)
                                                                 ---------   -----------      ---------     ---------
     Total . . . . . . . . . . . . . . . . . . . . . . .         $  15,253   $     9,502      $  43,662     $  (1,145)
                                                                 =========   ===========      =========     =========
     Weighted average number of common and
     common equivalent shares:
     -------------------------------------
     Average common shares outstanding   . . . . . . . .            12,444         9,329         12,396         9,128
     Add: Dilutive effect of stock options and warrants
             after application of treasury stock method                534           468            579           277
                                                                 ---------   -----------      ---------     ---------
                                                                    12,978         9,797         12,975         9,405
                                                                 =========   ===========      =========     =========
     Earnings (loss) per share:
     --------------------------
     Income from continuing operations . . . . . . . . .         $    1.18   $       .97      $    3.36     $    1.75
     Loss from discontinued operations   . . . . . . . .                 -                            -         (1.87)
                                                                 ---------   -----------      ---------     ---------
     Total . . . . . . . . . . . . . . . . . . . . . . .         $    1.18   $       .97      $    3.36     $    (.12)
                                                                 =========   ===========      =========     =========

 Fully Diluted Earnings Per Share
 --------------------------------
     Income available to common shareholders:
     ----------------------------------------
     Income from continuing operations . . . . . . . . .         $  15,253   $     9,827      $  43,662     $  16,773
     Less: Loss from discontinued operations   . . . . .                 -             -              -       (17,585)
                                                                 ---------   -----------      ---------     ---------
     Total   . . . . . . . . . . . . . . . . . . . . . .         $  15,253   $     9,827      $  43,662     $    (812)
                                                                 =========   ===========      =========     =========

     Weighted average number of common and
     all dilutive contingent shares:
     --------------------------------------
     Average common shares outstanding . . . . . . . . .            12,444         9,329         12,396         9,128
     Add: Dilutive effect of preferred stock after
             application of "if converted" method  . . .                 -         1,792              -           614
          Dilutive effect of stock options and warrants
             after application of treasury stock method                534           579            580           542
                                                                 ---------   -----------      ---------     ---------
                                                                    12,978        11,700         12,976        10,284
                                                                 =========   ===========      =========     =========
   Earnings (loss) per share:
   --------------------------
   Income from continuing operations . . . . . . . . . .         $    1.18   $       .84      $    3.36     $    1.63
   Loss from discontinued operations . . . . . . . . . .                 -             -              -         (1.71)
                                                                 ---------   -----------      ---------     ---------
   Total . . . . . . . . . . . . . . . . . . . . . . . .         $    1.18   $       .84      $    3.36     $    (.08)
                                                                 =========   ===========      =========     =========

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